[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

                                                   July 29, 2005

Cortland Trust, Inc.
600 Fifth Avenue
New York, New York 10022-2302

Re: Cortland Trust, Inc., a Maryland corporation (the "Company") - issuance and sale of up to Nine Billion Nine Hundred Million (9,900,000,000) shares of Common Stock of the Company ("Common Stock") par value $.001 per share, pursuant to Registration Statement on Form N-1/A (Securities Act of 1933 Registration No. 002-94935, Investment Company Act of 1940 File No. 811-4179) (the "Registration Statement"), initially filed on or about June 22, 1989, as amended and supplemented to date, including by Post-Effective Amendment No. 43 ("the 1933 Act Amendment") under the Securities Act of 1933 (the "1933 Act"), and Amendment No. 45 (the "1940 Act Amendment" and together with the 1933 Act Amendment, the "Post-Effective Amendment") under the Investment Company Act of 1940 (the "1940 Act"), and the related Statement of Additional Information (the "SAI"), each filed with the Securities and Exchange Commission (the "Commission") on or about July 29, 2005, pursuant to Rule 485 of the 1933 Act

Ladies and Gentlemen:

     We have served as Maryland corporate counsel to the Company, a registered open-end investment company under the 1940 Act, in connection with certain matters of Maryland corporate law arising out of the authorization and issuance on and after the date hereof of the Shares (as defined below) covered by the Registration Statement.

     In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (the "Documents"):

     (i) the corporate charter of the Company (the "Charter"), represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on May 24, 1989, Articles of Amendment filed with the Department on August 1, 1997, Articles Supplementary filed with the Department on March 28, 1991, Articles of

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July 29, 2005
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          Transfer filed with the Department on August 30, 1991, Articles of
          Transfer filed with the Department on September 13, 1991, Articles Supplementary filed with the Department on November 13, 1995, Articles Supplementary filed with the Department on May 21, 1997, Articles Supplementary filed with the Department on December 11, 2000, Articles Supplementary filed with the Department on July 30, 2002, Articles Supplementary filed with the Department on August 7, 2003, Articles Supplementary filed with the Department on May 3, 2004, Articles Supplementary filed with the Department on June 2, 2004 and Articles Supplementary filed with the Department on June 21, 2004 (the "June 21, 2004 Articles Supplementary");

     (ii) resolutions of the Board of Directors of the Company, dated as of May 31, 1989 (the "Organizational Minutes");

     (iii) the Amended and Restated Bylaws of the Company, as adopted as of the date of the Organizational Minutes (the "Bylaws");

     (iv) resolutions adopted by the Board of Directors of the Company, or committees thereof, including, without limitation, resolutions adopted by the Board of Directors of the Company on or as of June 9, 2005 (together with the Organizational Minutes, the "Directors' Resolutions");

     (v) the SAI relating to the Shares and the related forms of prospectus dated July 29, 2005 (the "Prospectuses") included in the SAI substantially in the form in which the SAI and each of the Prospectuses were to be transmitted to the Commission under the 1933 Act;

     (vi) the Post-Effective Amendment to the Registration Statement;

     (vii) a status certificate of the Department, dated July 25, 2005, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland;

     (viii) a certificate of Steven W. Duff, the President of the Company, and Rosanne Holtzer, the Secretary of the Company, of even date herewith (the "Officers' Certificate"), to the effect that, among other things, the Charter, the Bylaws, and the Directors' Resolutions are true, correct and complete, and that the Charter, the Bylaws and the Directors' Resolutions have not been rescinded or modified and are in full force and effect as of

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Page 3

          the date of the Officers' Certificate, and certifying as to the manner of adoption of the Directors' Resolutions and the authorization for issuance of the Shares; and

     (ix) such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

     Insofar as the opinions and other matters set forth herein constitute, or are based upon, factual matters, we have relied solely upon the Officers' Certificate and our knowledge. The words "our knowledge" signify that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company as Maryland corporate counsel, no information has come to our attention that would give us actual knowledge or actual notice that any of the foregoing certificates on which we have relied are not accurate and complete. We have undertaken no independent investigation or verification of any such factual matters. The words "our knowledge" and similar language used herein are intended to be limited to the knowledge of the attorneys within our firm who have represented the Company as Maryland corporate counsel.

     In reaching the opinions set forth below, we have assumed the following:

     (a) each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so;

     (b) each natural person executing any instrument, document or agreement is legally competent to do so;

     (c) there are no material modifications of, or amendments to, the pertinent sections of the SAI or the Post-Effective Amendment;

     (d) all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all documents submitted to us for examination are genuine; and all public records reviewed are accurate and complete;

     (e) the Officers' Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

     (f) (i) 8,000,000,000 shares of Common Stock classified as "Cortland General Money Market Fund Shares," including 4,000,000,000 shares classified as

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          Advantage Primary Liquidity Fund Shares, 500,000,000 shares classified as Short Term Fund General Shares, 500,000,000 shares classified as Short Term Fund Premiere Shares, 1,000,000,000 shares classified as Xpress Fund Shares, and 100,000,000 shares classified as Pilgrim General Money Market Fund Shares, each a class of the Cortland Money Market Fund, and 1,900,000,000 Cortland General Money Market Shares without further classification and comprising the remaining shares of the Cortland Money Market Fund series; (ii) 1,000,000,000 shares of Common Stock classified as "U.S. Government Fund Shares," including 500,000,000 shares classified as Advantage Government Liquidity Fund Shares, a class of the U.S. Government Fund and 500,000,000 shares of U.S. Government Fund Shares without further classification and comprising the remaining shares of the U.S. Government Fund; (iii) 1,000,000,000 shares of Common Stock classified as "Municipal Money Market Fund Shares," including 500,000,000 shares classified as Advantage Municipal Liquidity Fund Shares, a class of the Municipal Money Market Fund, and 500,000,000 shares of Municipal Money Market Fund Shares without further classification and comprising the remaining shares of the Municipal Money Market Fund (collectively, but excluding the 100,000,000 shares classified as Pilgrim Money Market Fund Shares, the ("Shares")), all as described in the June 21, 2004 Articles Supplementary, were all duly classified and designated as aforesaid, and the June 21, 2004 Articles Supplementary were duly approved, by the Board of Directors of the Company, or an authorized committee thereof, in accordance with the Charter and Bylaws of the Company and applicable law; and

     (g) the issuance of the Shares will not cause the aggregate number of issued and outstanding shares of Common Stock of the Corporation, however designated, to exceed 11,000,000,000, nor will it cause the aggregate number of issued and outstanding shares of any class or series to exceed the number of shares classified and designated as such class or series.

     Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

     (2) The issuance of the authorized but yet unissued Shares has been duly authorized by all necessary corporate action on the part of the Company and when such authorized but unissued Shares are issued and delivered in

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Page 5

          exchange for payment of the consideration set forth in the Directors' Resolutions and the applicable Prospectus, such Shares will be validly issued, fully paid and non-assessable.

     The opinions presented in this letter are limited to the laws of the State of Maryland, and we do not express any opinions herein concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein, and no other opinion shall be inferred beyond the matters expressly stated. Without limiting the generality of the foregoing sentence, we express no opinion with respect to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland or the 1940 Act, banking laws or tax laws, federal or state laws regarding fraudulent transfers or federal or state laws regarding real estate syndication.

     This letter is issued as of the date hereof and the opinions presented herein are necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement the opinions presented herein if any applicable laws change after the date hereof or if we become aware of any facts or circumstances which now exist or which occur or arise in the future that may change the opinions presented herein after the date hereof.

     We consent to your filing this opinion as an exhibit to the Registration Statement In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.



                                         Very truly yours,
                                     /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP